UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Cigna Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Dated March 15, 2019
For the Annual Meeting of Shareholders
To Be Held on Wednesday, April 24, 2019

April 11, 2019

900 Cottage Grove Road
Bloomfield, Connecticut, 06002

Dear Cigna Shareholders:

This Supplement provides updated information with respect to the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Cigna Corporation (“Cigna” or the “Company”) to be held at 8:00 a.m. on Wednesday, April 24, 2019.  This Supplement should be read in conjunction with the Company’s Notice of the 2019 Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 15, 2019 (the “Proxy Statement”).

Withdrawal of Shareholder Proposal

The proponent of Proposal 5: Shareholder Proposal – Cyber Risk Report (“Proposal 5”) has withdrawn the proposal.  Cigna will hold the Annual Meeting as previously scheduled and Proposal 5 will not be presented or voted upon at the Annual Meeting.  None of the other agenda items presented in the Proxy Statement are affected by this Supplement.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action with respect to your vote on Proposal 5.  Properly executed proxy cards and voting instructions provided by shareholders remain valid and will be voted at the Annual Meeting as instructed on the proxy card or voting instruction form with respect to all other matters properly brought before the Annual Meeting, unless revoked.  Because Proposal 5 has been withdrawn and will not be presented at the Annual Meeting, shares represented by proxy cards and voting instruction forms returned before the Annual Meeting will not be voted with respect to Proposal 5, and any votes received on Proposal 5 will not be tabulated.

Shareholders who have not yet returned their proxy card or submitted their voting instructions should complete the proxy card or provide voting instructions, disregarding Proposal 5.  We will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the withdrawal of Proposal 5.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Proxy Statement.

Sincerely,

/s/ Julia Brncic

Julia Brncic
Corporate Secretary